Exhibit 2.7

                                    EXHIBIT A
                        to Securities Purchase Agreement
                        --------------------------------

                                                           Dated:  July 21, 2005

      NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE
      COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISIDICTION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No.                                                                 $
   --                                                                 ---------

                                 FUTUREMEDIA PLC

                              CONVERTIBLE DEBENTURE
                              DUE OCTOBER 31, 2006

THIS DEBENTURE is issued by Futuremedia PLC a Corporation organized under the laws of England and Wales (the "Company"). This Debenture is designated as the Company's 2005 Convertible Debenture, due on the date set forth above, in the
aggregate principal amount of                 ($            ) (the "Debenture").

FOR VALUE RECEIVED, the Company promises to pay  to                            ,
or its registered  assigns (the "Holder"),  the principal sum of $             ,
on or before the due date, or such earlier date as the Debenture is required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture as provided herein.

      Commencing on the Original Issue Date (as defined in Section 5) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts, which may become due hereunder, has been made, interest shall accrue daily at the annual rate equal to the higher of (a) Wall Street Journal Prime Rate plus three percent (3%), or 8.5%, adjusted on a monthly basis, but in no event higher than 10% per annum. Interest shall be payable monthly in arrears on the last day of each month, in cash, prorated for any partial month periods. The interest shall be calculated based on a 360 day year. Interest hereunder will be paid to the Person (as defined in Section 5) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register").

      Commencing on October 1, 2005 and continuing through the Maturity Date, Company shall make monthly principal payments to Holder in the amount of $ . (the "Monthly Principal Payments"). The Monthly Principal Payments
shall be due and payable on the last trading day of each calendar month. Notwithstanding the foregoing, the principal amount of any Debentures which have been converted into Ordinary Shares shall be credited against the Monthly Principal Payments. The Monthly Principal Payments shall be made in cash only. Notwithstanding any other provision in this Debenture, the amount of any Monthly Principal Payments may be reduced in accordance with the partial mandatory conversion provisions of Section 4(a)(ii)(B) below.

      This Debenture is subject to the following additional provisions:

      Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

      Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 5) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 5) in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      Section 3. Events of Default.

      (a) An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

            (i) any default in the payment of the principal of, interest on, or damages in respect of the Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which is not cured within five
(5) days after the date the payment became due and payable;

            (ii)  the  failure  to  file  a  Registration   Statement  with  the
Commission on or before 45 days after the date of this Debenture registering the resale of the Underlying Shares;

            (iii) the failure to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of this Debenture, the Purchase Agreement or the Registration Rights Agreement, and such failure or breach shall not have been remedied within 10 Trading Days after the date on which notice of such failure or breach shall have been given;

            (iv) any of the following which is not dismissed or otherwise cured within 60 days, the Company shall commence, or there shall be commenced against the Company a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company, and any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

            (v) the Ordinary Shares shall cease to be quoted for trading or listed for trading on the Nasdaq SmallCap Market ("NASDAQ"), or the National Association of Securities Dealers OTC Bulletin Board, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market") and shall not again be quoted or listed for trading thereon within five
(5) Trading Days;

            (vi) the Company shall fail for any reason to deliver Ordinary Shares certificates to a Holder no later than the fifth (5th) Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of the Debenture in accordance with the terms hereof. If the Company's transfer agent is not open for business during a Trading Day, such Trading Day shall not be counted for purposes of determining the number of days for delivery of a Ordinary Shares certificate;

            (vii) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within ten Business Days after notice is deemed delivered hereunder;

            (viii) the Company shall fail for any reason to cause the number of authorized but unissued shares of its Ordinary Shares to be increased to an amount sufficient to enable the Company to comply with the reserve requirement of Section 4(c)(v) within a period of sixty (60) days following its receipt of any Holder's notice under Section 4(c)(v) that such reserve is not being satisfied if, at the time of the notice, the number of authorized shares of the Company's Ordinary Shares is insufficient for this purpose; or

            (ix) the Company shall fail to cause the Commission to deem the Registration Statement effective within one hundred (100) days after the date on which it is filed with the Commission or to maintain the effectiveness of the Registration Statement until the earlier of (a) the date that all of the Ordinary Shares issued upon conversion of the Debenture have been sold, or (b) the date that all of the Ordinary Shares issued upon conversion of the Debenture may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise (provided that such failure is not cause by Holder).

      (b) During the time that any portion of this Debenture is outstanding, if any Event of Default pursuant to Section 3(a) occurs and following expiry of any applicable grace or cure period, then the Conversion Price shall be reduced by 10%. In addition, if an Event of Default under Section 3(a)(ii) or (ix) occurs, the Company shall pay liquidated damages to Holder equal to $___ for each day during which such Event of Default remains uncured. Any amounts to be paid as liquidated damages shall be paid in cash monthly in arrears on or before the 30th day following the end of the month or partial month to which they relate.

      The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

      Section 4. Conversion.

      (a)    (i) Conversion at Option of Holder.

                  (A) This Debenture shall be convertible into Ordinary Shares at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (subject to the limitations on conversion set forth in Section 4(a)(ii) hereof). The number of Ordinary Shares issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price (as defined in Section 4(c)(i)).

                  (B) Reserved.

                  (C) The Holder shall effect conversions by simultaneously delivering to the Company a completed notice in the form attached hereto as Exhibit A (a "Conversion Notice"), including a completed Conversion Schedule in the form of Schedule I to the Conversion Notice (on each Conversion Date, the "Conversion Schedule"). The Conversion Schedule shall set forth the remaining principal amount of this Debenture and all accrued and unpaid interest thereon subsequent to the conversion at issue. The date on which a Conversion Notice is delivered is the "Conversion Date." Unless the Holder is converting the entire principal amount outstanding under this Debenture, the Holder is not required to physically surrender this Debenture to the Company in order to effect conversions. Subject to Section 4(b), each Conversion Notice, once given, shall be irrevocable. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

            (ii) Mandatory Conversion.

                  (A) Full Mandatory Conversion. Upon 20 days prior written notice from Company to Holder (a "Mandatory Conversion Notice"), provided that the closing price of the Company's ADS's on the NASDAQ Small Cap Market exceeds $.65 per share for at least the 20 consecutive trading days immediately preceding delivery of the Mandatory Conversion Notice and the Registration Statement is effective, Company may require Holder to convert all or a portion of the then outstanding Debentures. The Mandatory Conversion Notice shall state the number of Ordinary Shares outstanding and principal amount to be converted. Any conversion shall be subject to limitation such that the beneficial ownership of Holder and its affiliates shall remain in the aggregate below 9.99% of the total Ordinary Shares outstanding at all times. Notwithstanding the foregoing, in the event that Holder acquires Ordinary Shares or ADSs through open market purchases (or in any other transaction other than pursuant to this Debenture or the transactions contemplated by the Purchase Agreement) and such acquisition of Ordinary Shares or ADSs (or any portion thereof) precludes or limits the Debentures which may be converted pursuant to a Mandatory Conversion Notice as a result of the foregoing 9.99% limitation, then Holder shall sell such Ordinary Shares or ADSs within 20 days after receipt of such Mandatory Conversion Notice so as to ensure that there is no delay in the conversion of any portion of the Debentures as a result thereof.

                  (B) Partial Mandatory Conversion. Provided that (i) the Registration Statement is effective, (ii) the average daily dollar trading volume of the Company's ADSs (as defined in Section 5) for the 22 trading days preceding the due date for a Monthly Principal Payment is greater than or equal to $325,000, and (iii) the Ordinary Shares to be issued upon conversion are saleable pursuant to the Registration Statement, then Company may elect to reduce such Monthly Principal Payment by converting a portion of the then outstanding Debentures equal to an amount up to the amount of such Monthly Principal Payment. The number of Ordinary Shares issuable upon a conversion hereunder shall equal the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted (not to exceed the amount of such Monthly Principal Payment) by (y) 88% of the volume weighted average price of the Company's ADSs for the ten trading days preceding such payment date. Partial conversion hereunder shall be subject to limitation such that the beneficial ownership of Purchaser and its affiliates shall remain below 9.99% of the total Ordinary Shares outstanding on a converted basis at all times and shall not be permitted if issuance of the Ordinary Shares would require shareholder approval. Notwithstanding the foregoing, in the event that Holder acquires Ordinary Shares or ADSs through open market purchases (or in any other transaction other than pursuant to this Debenture or the transactions contemplated by the Purchase Agreement) and such acquisition of Ordinary Shares or ADSs (or any portion thereof) precludes or limits the Debentures which may be converted pursuant to this Section 4(a)(ii)(B) as a result of the foregoing 9.99% limitation, then Holder shall sell such Ordinary Shares as soon as reasonably practicable so as to ensure that there is no delay in the conversion of any portion of the Debentures as a result thereof.

            (iii) Certain Conversion Restrictions.

                  (A) A Holder may not convert the Debenture or receive Ordinary
Shares as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding Ordinary Shares, including shares issuable upon conversion of, and payment of interest on, the Debenture held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of Ordinary Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Ordinary Shares in excess of 9.999% of the then outstanding Ordinary Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of the Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of the Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 4(b) and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder.

                  (B) In accordance with the shareholder approval requirements under the rules of the Nasdaq Stock Market, notwithstanding any other provision contained in the Debenture, in no event shall the Company be obligated in connection with the transactions contemplated by the Debenture and/or by the Purchase Agreement to issue shares representing more than 19.99% of its outstanding capital stock as of the date hereof (and before giving effect to the transactions contemplated hereby) without prior approval of its shareholders at a general meeting called for that purpose.

      (b) (i) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing Ordinary Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

            (ii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder any certificate or certificates representing Ordinary Shares upon conversion within the period specified herein no later than the fifth (5th) after the Conversion Date, and if after such fifth
(5th) Trading Day the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Ordinary Shares at the Conversion Date and (B) at the option of the Holder, either reissue a Debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its delivery requirements. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause
(A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. [Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder any damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In which would represent a double recovery for harm for which the payments made under this
Section 4(b)(iii) compensated the Holder .

            (iii) If the Company's transfer agent is not open for business during a Trading Day, such Trading Day shall not be counted for purposes of determining the number of days for delivery of a Ordinary Shares certificate or similar obligation hereunder.

      (c)   (i) The "Conversion Price" shall be equal to $0.4858.

            (ii) If the Company, at any time while the Debenture is outstanding shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares, (b) subdivide outstanding Ordinary Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (d) issue by reclassification of shares of the Ordinary Shares any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            (iii) If the Company, at any time while the Debenture is outstanding, shall distribute to all holders of Ordinary Shares (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which the Debenture shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Ordinary Shares as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Ordinary Shares. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (iv) In case of any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are converted into other securities, cash or property, the Holder shall have the right thereafter to convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Ordinary Shares following such reclassification or share exchange, and the Holder of the Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Ordinary Shares of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled.

            (v) The Company shall maintain a share reserve of not less than 100% of the Ordinary Shares issuable upon conversion of the Debenture; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall if there are sufficient authorized but unissued shares promptly reserve a sufficient number of Ordinary Shares to comply with such requirement. If there are not sufficient authorized but unissued shares, the Company shall use its commercially reasonable best efforts to call a special shareholders' meeting within 90 days of such notice to increase the number of authorized Ordinary Shares.

            (vi) All calculations under this Section 4 shall be made to the nearest ten thousandth. No adjustments in either the Conversion Price shall be required if such adjustment is less than $0.0001, provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (vii)  Whenever the  Conversion  Price is adjusted  pursuant to this
Section 4(c), the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            (viii) If (A) the Company shall declare a dividend (or any other distribution) on the Ordinary Shares; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares; (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Ordinary Shares is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary
Shares of record shall be entitled to exchange their shares of the Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

            (ix) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half (1/2) of its assets in one or a series of related transactions, a Holder shall have the right to (A) convert the aggregate principal amount of the Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Ordinary Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Ordinary Shares into which such aggregate principal amount of the Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (B) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible debenture with a principal amount equal to the aggregate principal amount of the Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of the Debenture set forth herein and the agreements pursuant to which the Debentures were issued. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Ordinary Shares would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

      (d) Reserved.

      (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Ordinary Shares, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Ordinary Shares.

      (f) The issuance of certificates for shares of the Ordinary Shares on conversion of the Debenture shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      (g) Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy , and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Futuremedia Plc
Nile House
Nile Street
Brighton
BN1 1HW

Tel: +44 (0) 1273 829700
Fax: +44 (0) 1273 829702

with a copy to:

Mark A. Dorff, Esq.
Brown Rudnick / 8 Clifford Street / London W1S 2LQ
Tel: +44-20-7851-6005 (Direct)
Fax: +44-20-7851-6100

If to a Fund or M.A.G.

M.A.G. Capital, LLC
         555 South Flower Street
         Suite 4200
         Los Angeles, CA 90071
         Telephone No.: (213) 533-8288
         Facsimile No.:  (213) 533-8285
         Attention:        David Firestone

With a copy to

Sheppard Mullin Richter & Hampton LLP
         333 South Hope Street
         48th Floor
         Los Angeles, CA 90071-1448
         Telephone No.: (213) 620-1780
         Facsimile No.:  (213) 620-1398
         Attention:        David C. Ulich

Each party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Funds to the Company, and in the case of the Company to all of the Funds and M.A.G.

      Section 5. Definitions. For the purposes hereof, the following terms shall have the following meanings:

      "ADSs" means the Company's American Depositary Shares which trade on the Nasdaq SmallCap Market under the symbol FMDAY. Each ADS represents the right to receive one Ordinary Share of the Company. ADSs are evidenced by American Depositary Receipts ("ADRs"). ADSs evidenced by ADRs are issued by the Bank of New York as Depositary (the "Depositary") of the Company's ADR facility in accordance with the terms of a deposit agreement between the Company and the Depositary.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a legal holiday in the United Kindgom or a day on which banking institutions in the United States or United Kingdom are authorized or required by law or other government action to close.

      "Commission" means the Securities and Exchange Commission.

      "Ordinary Shares" means the Ordinary Shares, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Market Price" on any given date shall equal the volume weighted average price of the Company's Ordinary Shares during the five (5) immediately preceding trading days (which may include trading days prior to the Original Issue Date), provided, that such 5 trading day period shall be extended by the number of trading days during such period on which (i) trading in the Ordinary Shares is suspended by, or not traded on, the NASDAQ or a subsequent market on which the Ordinary Shares is then traded, or (ii) after the date the Registration Statement is declared effective by the SEC, the prospectus included in the Registration Statement for the underlying shares may not be used by the Holder for the resale of underlying Ordinary Shares (provided such inability to use the prospectus is not (a) caused by the Holder or (b) as a result of the Company's filing of post-effective amendments to the Registration Statement).

      "Original Issue Date" shall mean the date of the first issuance of the Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

      "Per Share Market Value" means the price per share in the last reported trade of the ADSs on the NASDAQ or on a Subsequent on which the Ordinary Shares is then listed.

      "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

      "Purchase Agreement" means that Securities Purchase Agreement, of even date herewith to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

      "Registration Rights Agreement" means the Registration Rights Agreement, of even date herewith, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

      "Registration Statement" means the registration statement to be filed by the Company with the SEC pursuant to the Registration Rights Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Trading Day" means a day on which the Ordinary Shares are quoted on the NASDAQ or quoted or traded on such Subsequent Market on which the Ordinary Shares are then quoted or listed; provided, that in the event that the Ordinary Shares are not listed or quoted, then Trading Day shall mean a Business Day.

      "Underlying Shares" means the Ordinary Shares issuable upon conversion of the Debenture or as payment of interest in accordance with the terms hereof.

      Section 6. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures previously issued or issued concurrently herewith and shall be senior to Debentures issued in the future. As long as the Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its articles of association or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Ordinary Shares or other equity securities; or
(iii) enter into any agreement with respect to any of the foregoing.

      Section 7. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Ordinary Shares in accordance with the terms hereof.

      Section 8. If this Debenture is mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

      Section 9. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      Section 10. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

      Section 11. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

      Section 12. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

      Section 13. Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Holder. Holder may assign this Agreement, in whole or in party, and any rights or obligation hereunder without the prior written consent of Company by delivery of written notice to Company of such assignment. Holder will not assign its rights hereunder except in compliance with federal and state securities laws.

      Section 14. Commencing 90 days after the effective date of the Registration Statement, the Company may at its option, pre-pay all or a portion of the Debentures at a price equal to 125% of the original principal amount plus any accrued interest thereon.

      Section 15. Commencing on the date hereof and continuing until such time as the Debentures are no longer outstanding, Holder, on behalf of itself and its affiliates, hereby covenants and agrees not to, directly or indirectly, offer to "short sell", contract to "short sell" or otherwise "short sell" the securities of the Company, including, without limitation, Ordinary Shares that will be received as a result of the conversion of the Debentures.

      IN WITNESS WHEREOF, the Company has caused this 2005 Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

Futuremedia PLC



By:
     ---------------------------
Name:
     ---------------------------
Title:
     ---------------------------

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The  undersigned  hereby elects to convert the attached  Debenture into Ordinary
Shares,   $0.         par  value  per  share   (the   "Ordinary   Shares"),   of
                   . (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                              ------------------------------------
                              Date to Effect Conversion

                              ------------------------------------

                              Principal Amount of Debentures to be Converted


                              $ of Interest Accrued on Account of Conversion at Issue


                              Payment of Interest in Kind            |_| Yes
                                                                     |_| No

                                       If yes, $         of Interest Accrued on
                                                         Account of Conversion
                                                         at Issue


                              ------------------------------------
                              Number of Ordinary Shares to be Issued

                              ------------------------------------
                              Applicable Conversion Price

                              ------------------------------------
                              Signature

                              ------------------------------------
                              Name
                              ------------------------------------


                              ------------------------------------
                              Address

                                   Schedule 1

                               CONVERSION SCHEDULE

                         ------------------------------

      %  Convertible  Debenture due                    , 20  _, in the aggregate
principal amount of $             _  issued by                           .  This
Conversion Schedule reflects conversions made under Section 4(a)(i) of the above referenced Debenture.

                                     Dated:


====================================================================================================================
                                                 Aggregate Principal
                                                  Amount Remaining
  Date of Conversion                                Subsequent to
 (or for first entry,                                Conversion
 Original Issue Date)    Amount of Conversion       (or original          Company Attest
                                                  Principal Amount)
======================== ====================== ====================== ====================== ======================

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

====================================================================================================================